[DESCRIPTION]  MATERIAL CONTRACT

EX-10.39h      Copy of Line-of-Credit Note in the amount of
               $6,000,000 dated January 31, 1997, between
               WellCare of New York, Inc. and KeyBank National
               Association

                  LINE-OF-CREDIT NOTE

$6,000,000.00                      Kingston, New York
                                   Dated:  January 31, 1997

     FOR VALUE RECEIVED, WELLCARE OF NEW YORK, INC., a New York corporation with an office for the transaction of business located at Park West Office Complex, Hurley Avenue Extension, Kingston, New York 12401 (the "Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association with an office and place of business at 66 South Pearl Street, Albany, New York, 12207 ("KeyBank") the principal sum of Six Million and no/100 Dollars ($6,000,000.00) or so much thereof as may be advanced from time to time pursuant to the terms of this Note and a loan agreement, dated on even date herewith, among Borrower, other borrowers (the "Other Borrowers"), the Guarantors (as defined in the Loan Agreement) and KeyBank (the "Loan Agreement") with interest on the unpaid principal balance of such amounts as are advanced or readvanced, as the case may be, at the Interest Rate (as hereinafter defined). This Note evidences a portion of a loan facility (the "Loan") made available to Borrower and the Other Borrowers as more fully set forth in the Loan Agreement. This Note is a Line of Credit Note referred to in the Loan Agreement and is entitled to the benefits thereof. Payment of this Note is guaranteed by the Guarantors pursuant to the terms of the Guaranties (as defined in the Loan Agreement).

                           I

                      DEFINITIONS

     Except as otherwise defined herein, capitalized terms used herein shall have the following definitions:

     "Advance" shall mean each advance of Loan proceeds by KeyBank to a Borrower, each of which will be treated separately for purposes of computing interest and each of which will accrue interest at the Interest Rate selected by Borrower.

     "Base Advance" shall mean any Advance that bears interest determined with reference to the Base Rate.

     "Base Rate" shall mean the rate of interest set, determined or announced on a periodic basis by KeyBank National Association as its "Base Rate" which rate of interest is not necessarily the lowest rate charged by KeyBank National Association on loans and other credits which may be extended by KeyBank National Association at rates both above and below the Base Rate.

     "Default Interest Rate" shall mean the applicable Interest
Rate plus four (4%) percent per annum.

     "Election Notice" shall mean the Advance and Interest Rate Election Notice which may be used by the Borrower when seeking an Advance, said Election Notice to be in the form of Exhibit "A" attached hereto and when delivered, to have been completed by the Borrower to indicate an Advance amount and an Interest Rate.

     "Interest Rate" shall mean the rate of interest (rounded up to the nearest one-eighth (1/8%) percent) to be calculated hereunder and paid by Borrower on any outstanding principal due under this Note and shall be either the LIBOR Rate or the Variable Rate.

     "Interest Rate Election" shall mean an election on the part of the Borrower to choose the LIBOR Rate or the Variable Rate as the Interest Rate to be charged on an Advance.

     "Interest Rate Election Period" shall mean the time period selected by the Borrower during which interest is to accrue on an Advance at the LIBOR Rate. An Interest Rate Election Period shall be a term of one month, three months or four months (or, if this Note is dated on other than the first day of a month, for the first Interest Rate Election Period only, the time period between the date of this Note and the last day of the month in which this
Note is dated, inclusive). In no event shall any Interest Rate Election Period extend beyond the Maturity Date of the Loan.

     "LIBOR" shall mean the rate designated under the heading "LONDON INTERBANK OFFERED RATES" in the "Money Rates" column as published in "The Wall Street" Journal two days prior to the date of the LIBOR Advance for which a LIBOR Rate is being calculated

     "LIBOR Advance" shall mean any Advance that bears interest at the LIBOR Rate.

     "LIBOR Period" shall mean one month, three months or four months.

     "LIBOR Rate" shall mean a fixed rate equal to LIBOR plus two hundred seventy-five (275) basis points.

     "Maturity Date" shall mean May 31, 1998.

     "Variable Rate" shall mean a floating rate equal to the Base Rate in effect from time to time.

     "Variable Rate Advance" shall mean any Advance that bears interest at the Variable Rate.

                           II

                        INTEREST

     (a) COMPUTATION OF INTEREST. Interest on the outstanding principal balance of this Note shall be computed on the basis of a 360-day year. Interest shall accrue until the Loan is repaid.

     (b) INTEREST RATE CHANGE PROCEDURES. If the LIBOR Rate is elected, it shall remain constant for the Interest Rate Election Period. Borrower's selection of an Interest Rate Election Period. If Borrower elects the Variable Rate, each change in the Base Rate shall effect a corresponding change in the Variable Rate.

     (c) LIBOR RATE CALCULATION PROCEDURE. If Borrower has elected that the LIBOR Rate apply to any Advance, the LIBOR Rate shall be calculated based on LIBOR for the LIBOR Period coinciding with Interest Rate Election Period selected by Borrower.

     (d) IMPLEMENTATION OF DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default (hereinbelow defined), the computation of interest under this Note shall immediately and without further action by KeyBank be based upon the Default Interest Rate.

                          III

      PROCEDURES FOR ADVANCES AND ELECTION NOTICES

     (a) ADVANCES. Provided that no Event of Default (hereinafter defined) and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred, and further provided that Borrower has met all conditions to an Advance set forth in the Loan Agreement, Advances shall be made available to the Borrower from time to time in the manner set forth in this Article and information with regard to any Advance shall be recorded and maintained by KeyBank in its internal records and such records shall be conclusive as to the information set forth therein, absent manifest error.

     (b) PROCEDURE FOR ADVANCES AND ELECTION NOTICES. Borrower may obtain an Advance by delivering an Election Notice signed by any one of the Authorized Individuals on the Schedule of Authorized Individuals attached hereto as Exhibit "B" setting forth the amount of the Advance requested [which shall be at least $250,000.00 if available] and indicating an Interest Rate and, if the Advance is a LIBOR Advance, an Interest Rate Election Period (which must terminate no later than the Maturity Date) for such LIBOR Advance. If Borrower has elected the LIBOR Rate, said Interest Rate as determined in accordance with the terms of this Note at the beginning of the Interest Rate Election Period shall remain in effect until expiration of the Interest Rate Election Period chosen by the Borrower for that LIBOR Advance. Prior to the end of each Interest Rate Election Period, if the amount of the Advance remaining unpaid will not be repaid, Borrower shall provide an Election Notice designating the Interest Rate Borrower has elected and if the LIBOR Rate has been elected, designating a new Interest Rate Election Period. If KeyBank does not receive the Election Notice prior to the expiration of any Interest Rate Election Period, and the Advance is not repaid, interest shall accrue on that Advance at the Variable Rate until an Election Notice is delivered. Any Advance shall be deposited by KeyBank in an account to be opened for that purpose with KeyBank (the "Advance Account") and the deposit of any Advance in the Advance Account by KeyBank shall be conclusive as to the receipt of said Advance by Borrower and Borrower will be responsible for repaying any Advance so made pursuant to the terms of this Note.

     (c) ADVANCES BY KEYBANK. KeyBank may make Advances pursuant to the terms hereof, for the purpose of paying any sums which have become due and payable hereunder or under any other
Loan Document. Any such Advance shall bear interest at the Variable Rate.

     (d) LIMITS ON ADVANCES. Notwithstanding any other provision of this Note, Borrower acknowledges that at no point in time will Key make Advances which when aggregated with any Advances outstanding under a Line Of Credit Note from WellCare Management Group, Inc. dated on even date herewith in the amount of $3,000,000.00 or from WellCare of Connecticut, Inc. dated on even date herewith in the amount of $2,000,000.00 would exceed $6,000,000.00 (it also being understood that at no point in time will aggregate Advances exceed the principal balance of this
Note).

                           IV

               LIBOR RESERVE REQUIREMENT

     If because of the introduction of or any change in or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to KeyBank of making, funding, maintaining or allocating capital to any LIBOR Advance, then Borrower shall from time to time upon demand by KeyBank pay KeyBank additional moneys sufficient to compensate KeyBank for such increased cost.

                           V

           PAYMENT OF PRINCIPAL AND INTEREST

     PERIODIC PAYMENTS. Borrowers shall pay interest at the applicable Interest Rate on the sums advanced hereunder beginning on the first (1st) day of February, 1997 and continuing on the first day of each month thereafter until the Maturity Date (or such earlier date in the event KeyBank accelerates Borrower's obligations hereunder), at which time, any accrued and unpaid interest and principal must be paid.

                           VI

                   GENERAL CONDITIONS

     (a) METHOD OF PAYMENT. All payments under this Note are payable at 66 South Pearl Street, Albany, New York 12207, or at such other place as KeyBank shall notify Borrower in writing. KeyBank reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment, to be by wired federal funds or other immediately available funds or to be paid at a place other than the above address.

     (b) APPLICATION OF PAYMENTS RECEIVED. Except as may otherwise be provided in this Note, all payments received by KeyBank on this Note shall be applied by KeyBank to any unpaid Late Payment Charges (hereinbelow defined), accrued and unpaid interest then due and owing and the reduction of principal of this Note, in such order and in such amounts as KeyBank may determine from time to time. Sums applied to LIBOR Advances shall be applied first to those LIBOR Advances having Interest Rate Election Periods which are next to expire in chronological order.

     (c) LATE PAYMENT CHARGES. If Borrower fails to pay any amount of principal and/or interest on this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, KeyBank may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note, impose a late payment charge (the "Late Payment Charge") computed by multiplying the amount of each past due payment by four (4%) percent. Until any and all Late Payment Charges are paid in full, the amount thereof shall be added to the indebtedness secured by the Loan Agreement. The Late Payment Charge is not a penalty and is deemed to be liquidated damages for the purpose of compensating KeyBank for the difficulty in computing the actual amount of damages incurred by KeyBank as a result of the late payment by Borrower.

     (d) PREPAYMENT. The principal balance may be prepaid in whole or in part, at any time without premium or penalty.

          In the event KeyBank receives partial prepayments for application against the Loan, such prepayments shall be applied to installments of principal in the inverse order of maturity.

     (e)  REFUSAL TO MAKE FURTHER ADVANCES, ACCELERATION AND
DEFAULT.  If:

          (1) Borrower fails to pay any sum due on this Note within ten (10) days of the date the same is due; or

          (2) An "Event of Default", as said term is defined in the Loan Agreement, shall have occurred;

then, and in any such event (an "Event of Default"), KeyBank may, at its option, refuse to make any further Advances, refuse to permit the renewal of any LIBOR Advance and declare the entire unpaid balance of this Note together with interest accrued thereon and any other sums due hereunder or under the Loan Agreement, to be immediately due and payable and KeyBank may proceed to exercise any rights or remedies that it may have under this Note or the Loan Agreement, or such other rights and remedies which KeyBank may have at law, equity or otherwise. In the event of such acceleration, Borrower may discharge its obligations to KeyBank by paying:

          (i) the unpaid principal balance hereof as at the date of such payment, plus

          (ii) accrued interest computed in the manner set forth above, plus

          (iii) any Late Payment Charge computed in the manner set forth above, plus

          (iv) any other sum due and owing KeyBank under this Note or the Loan Agreement.

     (f) COSTS AND EXPENSES ON DEFAULT. After the occurrence of an Event of Default, in addition to principal, interest and any Late Payment Charge, KeyBank shall be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred in connection with the protection or realization of collateral, if any, or in connection with any of KeyBank's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand and until paid shall also be secured by the Loan Agreement and by all other collateral held by KeyBank as security for Borrower's obligations to KeyBank.

     (g) NO WAIVER BY KEYBANK. No failure by any Guarantor of the Loan to make any payments shall be deemed a waiver or release of Borrower's obligations hereunder. No failure on the part of KeyBank or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the Loan evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the Loan evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which KeyBank may have, whether by the laws of the state governing this Note, by agreement or otherwise; and Borrower and each endorser or Guarantor hereby expressly waive the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     (h)  FINANCIAL INFORMATION.   Borrower will advise Lender in
writing if Borrower operates on other than a calendar year basis.

     (i)  WAIVER BY BORROWER.  Borrower and each endorser or
Guarantor of this Note hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment.

     (j) COMPLIANCE WITH USURY LAWS. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between Borrower and KeyBank, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to KeyBank or the holder hereof, or collected by KeyBank or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in the Loan Agreement, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances KeyBank or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Borrower, any endorser or Guarantor and KeyBank.

     (k) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Note shall be governed by and construed under the laws of the State of New York. Borrower and each endorser or Guarantor hereby submits to personal jurisdiction in said state for the enforcement of Borrower's obligations hereunder or under any other Loan Document and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrower.

     (l) WAIVER OF JURY TRIAL. KeyBank and the Borrower hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note, the Loan Agreement or the Loan, or any instrument or document delivered in connection with the Loan, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and KeyBank.

     (m) AUTHORITY OF KEYBANK. Borrower authorizes KeyBank to date this Note as of the day when the Loan is made and to complete or correct this Note as to any terms of the Loan not set forth herein at the time of delivery hereof.

     (n) NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Note, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     (o) ENTIRE AGREEMENT. This Note, the Guaranties and the Loan Agreement constitute the entire understanding between Borrower, the Guarantors and KeyBank and to the extent that any writings not signed by KeyBank or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Note, the Guaranties and the Loan Agreement, the same shall be null and void.

     IN WITNESS WHEREOF, Borrower has executed this instrument the date first above written.

                         WELLCARE OF NEW YORK, INC.

                         By    /s/ Marystephanie Corsones
                         Name:  Marystephanie Corsones
                         Title: Treasurer

STATE OF NEW YORK        )
                    )ss.:
COUNTY OF ULSTER         )

     On this 31st day of January, 1997, before me the subscriber personally appeared Marystephanie Corsones, who being by me duly sworn, did depose and say; that she resides in Kingston, New York, that she is Treasurer of WELLCARE OF NEW YORK, INC., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

                         /s/ Marianne Gilday
                         NOTARY PUBLIC

                         MARIANNE GILDAY
                         Notary Public, State of New York
                         Reg. #4917920
                         Qualified in Ulster County
                         Commission Expires January 19, 1998

                      EXHIBIT "A"

                    ELECTION NOTICE

               ADVANCE AND INTEREST RATE


FROM:          WELLCARE OF NEW YORK, INC.

TO:       KEYBANK NATIONAL ASSOCIATION (Lender)

DATE:

     ADVANCE AMOUNT:     $

     INTEREST RATE ELECTION:                 LIBOR Rate


                                        Variable Rate


     INTEREST RATE ELECTION PERIOD (LIBOR Rate only):

                                   LIBOR PERIOD

                              _____     one (1) month

                              _____     three (3) months

                              _____     four (4) months


                              "BORROWER"


                              By:
                                   Authorized Individual

                      EXHIBIT "B"

           SCHEDULE OF AUTHORIZED INDIVIDUALS


          Position                 Name


          Chief Executive Officer       Robert W. Morey

          President                Joseph R. Papa

          Chief Financial Officer       Marystephanie Corsones